Exhibit 10.11
10.11 Guaranty Contract between Shandong Xiangrui Pharmacy Co., Ltd.
(Company) and Citibank Shanghai, dated July 13, 2009, for RMB 80 million
Loan.
•	Main Contents
•	Contract No.: MR748004090713

•	Guarantor: Shandong Xiangrui Pharmacy Co., Ltd.

•	Guarantee: Citibank Shanghai

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As guarantor, Shandong Xiangrui Pharmacy Co., Ltd. (Company) undertakes to assume joint and several liabilities for Runyin Bio-chemical Co., Ltd’s indebtedness towards Citibank Shanghai under a Uncommitted Short Term Cycling Finance Agreement with Contract No.: FA748004090713.

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Guarantee Items: the Company agreed to created mortgage over land use right (Certificate No.: Dong Guo Yong 2008 No. 31; area: 43,249 m2) and the properties (Certificate No.: Dong Guo Yong 2008 No. 10288; area: 12,713 m2) to secure the payment of the debts under the main loan agreement.

•	The maximum amount of the guarantee is RMB 34,935,291 Yuan.

•	The mortgage term is from August 10, 2009 to August 10, 2014.

•	Secured Items: the loan principal, interest, penalty interest, damages, compensation and all the expenses incurred for Bank of Communications to realize its creditor’s right under Loan Agreement.

•	Liabilities of Breach of Contract: Guarantor shall compensate Warrantee any loss suffered from Shandong Xiangrui Pharmacy Co., Ltd.’s breach of contract.
•	Headlines of the articles omitted
•	Commitment of guarantor

•	Assumption of guarantor’s responsibility

•	Dispute settlement

•	Miscellaneous

•	Effectiveness

•	Validity

•	Attention